Exhibit 99.01

Cadence Reports Third Quarter 2012 Financial Results

SAN JOSE, Calif. — October 24, 2012 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the third quarter of fiscal year 2012.

Cadence reported third quarter 2012 revenue of $339 million, compared to revenue of $292 million reported for the same period in 2011. On a GAAP basis, Cadence recognized net income of $59 million, or $0.21 per share on a diluted basis, including $15 million in acquisition-related income tax benefit, in the third quarter of 2012, compared to net income of $28 million, or $0.10 per share on a diluted basis in the same period in 2011.

Using Cadence’s non-GAAP measure, net income in the third quarter of 2012 was $59 million, or $0.21 per share on a diluted basis, as compared to net income of $37 million, or $0.14 per share on a diluted basis, in the same period in 2011.

“Demand for our technology was strong across the board in Q3, with ongoing strength in emulation and increasing demand for verification solutions,” said Lip-Bu Tan, president and chief executive officer. “We continue to extend our technology leadership at advanced nodes and expand our design and verification IP business.”

“Results for all key operating metrics exceeded expectations for Q3 as the entire Cadence team continues to execute,” added Geoff Ribar, senior vice president and chief financial officer.

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Business Outlook

For the fourth quarter of 2012, the company expects total revenue in the range of $335 million to $345 million. Fourth quarter GAAP net income per diluted share is expected to be in the range of $0.13 to $0.15. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.18 to $0.20.

For 2012, the company expects total revenue in the range of $1,315 million to $1,325 million. On a GAAP basis, net income per diluted share for 2012 is expected to be in the range of $0.58 to $0.60. Using the non-GAAP measure defined below, net income per diluted share for 2012 is expected to be in the range of $0.75 to $0.77.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.

Audio Webcast Scheduled

Lip-Bu Tan, Cadence’s president and chief executive officer, and Geoff Ribar, Cadence’s senior vice president and chief financial officer, will host a third quarter 2012 financial results audio webcast today, October 24, 2012, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 24, 2012 at 5 p.m. (Pacific) and ending November 7, 2012 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence

Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding Cadence’s third quarter 2012 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that Cadence’s customers’ restructurings and other efforts to improve operational efficiency could result in delays in their purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of Cadence’s efforts to improve operational efficiency on its business, including its strategic and customer relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.

For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, including changes in contingent consideration related to prior acquisitions and asset purchases, acquisition-related income tax benefits, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive and other employee severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that Cadence would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets and integration and acquisition-related costs, including changes in contingent consideration related to prior acquisitions and asset purchases, because these costs are inconsistent in size, are significantly impacted by the timing and valuation of those acquisitions and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly attributable to the underlying performance of Cadence’s business operations, and such exclusion enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management. Cadence’s management also believes it is useful to exclude costs related to shareholder litigation because these costs are not related to Cadence’s core business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges and credits permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude executive and other employee severance costs because exclusion of such costs permits consistent evaluations of Cadence’s performance. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company’s investment activities.

During the third quarter of 2012, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s acquisition of Sigrity, Inc. Cadence’s management believes it is useful to exclude the tax benefit associated with this acquisition because Cadence does not expect an acquisition-related income tax benefit of the magnitude recorded in the third quarter of 2012 to be recorded frequently.

Cadence’s management believes that non-GAAP net income provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	September 29, 2012	October 1, 2011
	(unaudited)
(in thousands)
Net income on a GAAP basis	$58,584	$28,106
Amortization of acquired intangibles	7,750	6,692
Stock-based compensation expense	12,399	11,891
Non-qualified deferred compensation expenses (credits)	(839)	229
Restructuring and other charges (credits)	57	(433)
Shareholder litigation costs	—	179
Executive and other employee severance costs	—	1,331
Integration and acquisition-related costs	3,016	766
Amortization of debt discount	5,279	6,697
Other income or expense related to investments and non-qualified deferred compensation plan assets*	1,954	(5,544)
Acquisition-related income tax benefit	(14,806)	—
Income tax effect of non-GAAP adjustments	(14,054)	(12,619)

Net income on a non-GAAP basis	$59,340	$37,295

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Diluted Net Income per Share Reconciliation	Three Months Ended
	September 29, 2012	October 1, 2011
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.21	$0.10
Amortization of acquired intangibles	0.03	0.03
Stock-based compensation expense	0.04	0.04
Non-qualified deferred compensation expenses (credits)	—	—
Restructuring and other charges (credits)	—	—
Shareholder litigation costs	—	—
Executive and other employee severance costs	—	0.01
Integration and acquisition-related costs	0.01	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.02)
Acquisition-related income tax benefit	(0.05)	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)

Diluted net income per share on a non-GAAP basis	$0.21	$0.14

Shares used in calculation of diluted net income per share — GAAP**	283,328	270,741
Shares used in calculation of diluted net income per share — non-GAAP**	283,328	270,741

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.
**	Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.

Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning December 14, 2012, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Fourth Quarter 2012 Earnings Release is published, which is currently scheduled for January 30, 2013.

For more information, please contact:

Investors and Shareholders

Alan Lindstrom

Cadence Design Systems, Inc.

408-944-7100

investor_relations@cadence.com

Media and Industry Analysts

Nancy Szymanski

Cadence Design Systems, Inc.

408-473-8382

publicrelations@cadence.com

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Cadence Design Systems, Inc.

Condensed Consolidated Balance Sheets

September 29, 2012 and December 31, 2011

(In thousands)

(Unaudited)

	September 29, 2012	December 31, 2011
Current Assets:
Cash and cash equivalents	$649,099	$601,602
Short-term investments	95,819	3,037
Receivables, net of allowances of $110 and $0, respectively	123,206	136,772
Inventories	34,629	43,243
2015 notes hedges	287,079	215,113
Prepaid expenses and other	60,780	64,216

Total current assets	1,250,612	1,063,983
Property, plant and equipment, net of accumulated depreciation of $638,552 and $658,990, respectively	246,856	262,517
Goodwill	233,275	192,125
Acquired intangibles, net of accumulated amortization of $97,746 and $91,542, respectively	192,768	173,234
Long-term receivables	5,668	11,371
Other assets	59,335	58,039

Total Assets	$1,988,514	$1,761,269

Current Liabilities:
Convertible notes	$305,029	$294,061
2015 notes embedded conversion derivative	287,079	215,113
Accounts payable and accrued liabilities	160,250	165,791
Current portion of deferred revenue	322,260	340,401

Total current liabilities	1,074,618	1,015,366

Long-Term Liabilities:
Long-term portion of deferred revenue	58,436	73,959
Convertible notes	136,594	131,920
Other long-term liabilities	130,478	128,894

Total long-term liabilities	325,508	334,773

Stockholders’ Equity	588,388	411,130

Total Liabilities and Stockholders’ Equity	$1,988,514	$1,761,269

Cadence Design Systems, Inc.

Condensed Consolidated Income Statements

For the Three and Nine Months Ended September 29, 2012 and October 1, 2011

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Revenue:
Product	$216,561	$163,966	$614,886	$463,723
Services	28,415	29,102	86,923	86,384
Maintenance	93,557	99,389	279,030	291,722

Total revenue	338,533	292,457	980,839	841,829

Costs and Expenses:
Cost of product	23,337	18,185	60,323	52,453
Cost of services	16,809	20,410	53,254	61,101
Cost of maintenance	11,124	11,223	33,756	32,837
Marketing and sales	82,461	79,914	246,674	235,292
Research and development	115,078	103,154	335,703	303,721
General and administrative	26,350	24,041	84,364	68,720
Amortization of acquired intangibles	3,876	3,786	11,305	12,750
Restructuring and other charges (credits)	57	(433)	49	277

Total costs and expenses	279,092	260,280	825,428	767,151

Income from operations	59,441	32,177	155,411	74,678
Interest expense	(8,737)	(10,830)	(25,840)	(32,584)
Other income (expense), net	(131)	7,244	5,972	20,107

Income before provision (benefit) for income taxes	50,573	28,591	135,543	62,201
Provision (benefit) for income taxes	(8,011)	485	9,469	864

Net income	$58,584	$28,106	$126,074	$61,337

Net income per share — basic	$0.22	$0.11	$0.47	$0.23

Net income per share — diluted	$0.21	$0.10	$0.45	$0.23

Weighted average common shares outstanding — basic	271,350	264,723	269,643	263,149

Weighted average common shares outstanding — diluted	283,328	270,741	278,760	270,068

Cadence Design Systems, Inc.

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 29, 2012 and October 1, 2011

(In thousands)

(Unaudited)

	Nine Months Ended
	September 29, 2012	October 1, 2011
Cash and Cash Equivalents at Beginning of Period	$601,602	$557,409

Cash Flows from Operating Activities:
Net income	126,074	61,337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,171	68,934
Amortization of debt discount and fees	17,480	22,068
Stock-based compensation	34,285	31,589
Gain on investments, net	(2,222)	(19,220)
Non-cash restructuring and other charges	188	202
Deferred income taxes	(14,107)	(4,741)
Provisions (recoveries) for losses (gains) on receivables, net	120	(6,596)
Other non-cash items	3,270	3,689
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	24,276	63,729
Inventories	6,936	(9,767)
Prepaid expenses and other	1,547	19,718
Other assets	(3,101)	3,718
Accounts payable and accrued liabilities	(1,714)	(71,832)
Deferred revenue	(38,230)	20,245
Other long-term liabilities	(1,855)	(4,868)

Net cash provided by operating activities	220,118	178,205

Cash Flows from Investing Activities:
Proceeds from the sale and maturity of available-for-sale securities	7,436	9,588
Purchases of available-for-sale securities	(101,248)	—
Proceeds from the sale of long-term investments	44	4,824
Purchases of property, plant and equipment	(25,932)	(17,703)
Investment in venture capital partnerships and equity investments	(250)	(608)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(66,432)	(44,052)

Net cash used for investing activities	(186,382)	(47,951)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	(2,907)	(2,829)
Tax effect related to employee stock transactions allocated to equity	5,790	2,897
Payment of acquisition-related contingent consideration	(39)	—
Proceeds from issuance of common stock	28,755	16,994
Stock received for payment of employee taxes on vesting of restricted stock	(13,457)	(9,926)

Net cash provided by financing activities	18,142	7,136

Effect of exchange rate changes on cash and cash equivalents	(4,381)	1,302

Increase in cash and cash equivalents	47,497	138,692

Cash and Cash Equivalents at End of Period	$649,099	$696,101

Cadence Design Systems, Inc.

As of October 24, 2012

Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share

(Unaudited)

	Three Months Ending December 29, 2012	Year Ending December 29, 2012
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.13 to $0.15	$0.58 to $0.60
Amortization of acquired intangibles	0.03	0.10
Stock-based compensation expense	0.04	0.17
Non-qualified deferred compensation expenses	—	0.01
Integration and acquisition-related costs	0.01	0.03
Amortization of debt discount	0.02	0.07
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Acquisition-related income tax benefit	—	(0.05)
Income tax effect of non-GAAP adjustments	(0.05)	(0.15)

Diluted net income per share on a non-GAAP basis	$0.18 to $0.20	$0.75 to $0.77

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Cadence Design Systems, Inc.

As of October 24, 2012

Impact of Non-GAAP Adjustments on Forward Looking Net Income

(Unaudited)

	Three Months Ending December 29, 2012	Year Ending December 29, 2012
($ in Millions)	Forecast	Forecast
Net income on a GAAP basis	$36 to $42	$162 to $168
Amortization of acquired intangibles	8	29
Stock-based compensation expense	13	47
Non-qualified deferred compensation expenses	—	3
Integration and acquisition-related costs	2	9
Amortization of debt discount	5	21
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(2)
Acquisition-related income tax benefit	—	(15)
Income tax effect of non-GAAP adjustments	(13)	(44)

Net income on a non-GAAP basis	$51 to $57	$210 to $216

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Cadence Design Systems, Inc.

(Unaudited)

Revenue Mix by Geography (% of Total Revenue)

	2011					2012
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	44%	47%	44%	44%	45%	44%	46%	43%
EMEA	21%	20%	21%	20%	20%	19%	20%	20%
Japan	19%	17%	18%	17%	18%	18%	16%	17%
Asia	16%	16%	17%	19%	17%	19%	18%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2011					2012
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Functional Verification and Design IP	28%	33%	30%	32%	30%	30%	33%	30%
Digital IC Design	24%	21%	22%	21%	22%	23%	22%	23%
Custom IC Design	20%	22%	23%	23%	22%	23%	22%	24%
Design for Manufacturing	8%	6%	6%	6%	7%	7%	6%	6%
System Interconnect	10%	8%	9%	8%	9%	8%	8%	9%
Services & Other	10%	10%	10%	10%	10%	9%	9%	8%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance